UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 1, 2016

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (405) 235-4546

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On July 1, 2016, LSB Industries, Inc., a Delaware corporation (the “Company”), completed the previously announced sale of its climate control business to NIBE Energy Systems Inc., a Delaware corporation (the “Purchaser”), and an indirect wholly owned subsidiary of NIBE Industrier AB (publ), a Swedish corporation (“NIBE”), pursuant to the terms of the Stock Purchase Agreement (the “Stock Purchase Agreement”), dated May 11, 2016, by and among the Company, Consolidated Industries L.L.C., an Oklahoma limited liability company and a direct, wholly owned subsidiary of the Company (“Consolidated”), The Climate Control Group, Inc., an Oklahoma corporation and a direct, wholly owned subsidiary of Consolidated and an indirect subsidiary of the Company (the “Climate Control Group”), NIBE and the Purchaser.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on May 13, 2016.

On July 1, 2016, the Company issued a press release announcing that it had completed the sale of its climate control business to the Purchaser pursuant to the Stock Purchase Agreement. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by reference.

The unaudited pro forma financial statements of the Company giving effect to the foregoing transaction are attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information

The LSB Industries, Inc. Unaudited Pro Forma Financial Information is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

(d) Exhibits:

Exhibit No.	Description

99.1	Press Release, dated as of July 1, 2016.

99.2	LSB Industries, Inc. Unaudited Pro Forma Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 8, 2016

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated as of July 1, 2016.

99.2	LSB Industries, Inc. Unaudited Pro Forma Financial Information.